                                                                    Exhibit 4.02

        AMENDMENT NO. 2, dated as of July 23, 1997 (this "Amendment"), to and of the Credit Agreement, dated as of October 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms used herein and not otherwise defined herein are used herein as therein defined), among CSK AUTO, INC., an Arizona corporation (the "Company"), the several lenders from time to time parties thereto (the "Lenders"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

        WHEREAS, the Company has requested that the Lenders and the Administrative Agent consent to certain matters regarding certain provisions of the Credit Agreement; and

        WHEREAS, the Lenders party hereto and the Administrative Agent are willing to consent to such matters and to amend the Credit Agreement, but only on, and subject to, the terms and conditions hereof.

        NOW, THEREFORE, in consideration of the mutual premises and mutual agreements contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent hereby agree as follows:

        SECTION 1. AMENDMENT TO SUBSECTION 8.9 (DEBT TO EBITDA) OF THE CREDIT AGREEMENT. Subsection 8.9 is hereby amended by deleting, in its entirety, the first proviso thereof and substituting the following therefor: "PROVIDED, THAT
(i) FOR THE FIRST FISCAL QUARTER SET FORTH BELOW, CONSOLIDATED EBITDA FOR THE PERIOD OF FOUR FISCAL QUARTERS ENDING ON THE LAST DAY OF SUCH FISCAL QUARTER SHALL BE DEEMED TO BE THE SUM OF THE CONSOLIDATED EBITDA FOR SUCH FISCAL QUARTER PLUS THE CONSOLIDATED EBITDA FOR THE IMMEDIATELY PRECEDING FISCAL QUARTER, MULTIPLIED BY TWO, AND (ii) FOR THE SECOND FISCAL QUARTER SET FORTH BELOW, CONSOLIDATED EBITDA FOR THE PERIOD OF FOUR FISCAL QUARTERS ENDING ON THE LAST DAY OF SUCH FISCAL QUARTER SHALL BE DEEMED TO BE THE SUM OF THE CONSOLIDATED EBITDA FOR SUCH FISCAL QUARTER PLUS THE CONSOLIDATED EBITDA FOR THE TWO IMMEDIATELY PRECEDING FISCAL QUARTERS, MULTIPLIED BY FOUR THIRDS;".

        SECTION 2. EFFECTIVENESS. This Amendment shall become effective as of May 1, 1997 upon the date that the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Company, the Required Lenders and the Administrative Agent.

        SECTION 3. CONTINUING EFFECT OF CREDIT AGREEMENT. Except for the amendments expressly provided herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

        SECTION 4. COUNTERPARTS. This Amendment may be executed in any number of counterparts by the parties hereto, and all of said counterparts, when taken together, shall be deemed to constitute one and the same instrument.

        SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                        CSK AUTO, INC.

                                        By: /s/ James G. Bazlen
                                           ----------------------------------
                                           Name: James G. Bazlen
                                           Title: President & C.O.O.


                                        THE CHASE MANHATTAN BANK, as
                                          Administrative Agent and a Lender

                                        By: /s/ William P. Rindfuss
                                            ---------------------------------
                                            Name: William P. Rindfuss
                                            Title: Vice President


                                        AMARA-1 FINANCE, LTD.

                                        By: /s/ Andrew Ian Wignall
                                            ---------------------------------
                                            Name: Andrew Ian Wignall
                                            Title: Director


                                        BANK POLSKA KASA OPIEKI S.A. -
                                          PEKAO GROUP S.A., New York Branch

                                        By: /s/ William A. Shea
                                           ----------------------------------
                                           Name: William A. Shea
                                           Title: Vice President,
                                                   Senior Leading Officer

                CHL LOAN TRADING


                By:
                   -----------------------------
                   Name:
                   Title:



                CITIBANK, N.A.

                By: /s/ Hans L. Christensen
                   -----------------------------
                   Name:  Hans L. Christensen
                   Title: Vice President


                CRESCENT/MACH I PARTNERS, L.P.

                By: TCW Asset Management Company, its
                    Investment Manager

                By: /s/ Justin L. Driscoll
                   -----------------------------
                   Name:  Justin L. Driscoll
                   Title: Senior Vice President


                DLJ CAPITAL FUNDING, INC.

                By: /s/ Stephen P. Hickey
                   -----------------------------
                   Name:  Stephen P. Hickey
                   Title: Managing Director


                BANKBOSTON, N.A.

                By: /s/ Diane J. Exter
                   -----------------------------
                   Name:  Diane J. Exter
                   Title: Managing Director

                                FLEET BANK, NATIONAL ASSOCIATION

                                By: /s/ James C. Silva
                                    ---------------------------------
                                    Name: James C. Silva
                                    Title: AVP


                                GOLDMAN SACHS CREDIT PARTNERS L.P.

                                By: /s/ John E. Urban
                                    ---------------------------------
                                    Name: John E. Urban
                                    Title: Authorized Signer


                                LEHMAN COMMERCIAL PAPER INC.

                                By: /s/ Michele Swanson
                                    ---------------------------------
                                    Name: Michele Swanson
                                    Title: Authorized Signatory


                                MERRILL LYNCH PRIME RATE PORTFOLIO,

                                By: Merrill Lynch Asset
                                      Management, L.P., as
                                      Investment Advisor

                                By: /s/ Anne McCarthy
                                    ---------------------------------
                                    Name: Anne McCarthy
                                    Title: Authorized Signatory


                                MERRILL LYNCH SENIOR FLOATING RATE
                                  FUND, INC.

                                By: /s/ Anne McCarthy
                                    ---------------------------------
                                    Name: Anne McCarthy
                                    Title: Authorized Signatory

                           ML CBO IV (CAYMAN) LTD.
                           By Protective Asset Management, L.L.C.
                           As Collateral Manager

                           By: /s/ James Dondero
                               ---------------------------------
                               Name: James Dondero CPA, CFA
                               Title: President
                                      Protective Asset Management, L.L.C.


                           NATIONAL BANK OF CANADA, A
                           CANADIAN CHARTERED BANK, NEW YORK
                           BRANCH

                           By: /s/ Thomas H. Hopkins
                               ---------------------------------
                               Name: Thomas H. Hopkins
                               Title: Vice President


                           By: /s/ Beth Pease
                               ---------------------------------
                               Name: Beth Pease
                               Title: Vice President


                           NATIONAL WESTMINSTER BANK, PLC


                           By: /s/ W. Wakefield Smith
                               ---------------------------------
                               Name: W. Wakefield Smith
                               Title: Vice President


                           PRIME INCOME TRUST


                           By: /s/ Rafael Scolari
                               ---------------------------------
                               Name: Rafael Scolari
                               Title: V.P. Portfolio Manager


                           RESTRUCTURED OBLIGATIONS BACKED
                           BY SENIOR ASSETS, B.V.


                           By: Chancellor LGT Senior Secured Management, Inc.
                               as Portfolio Advisor


                           By: /s/ Christopher E. Jansen
                               ---------------------------------
                               Name: Christopher E. Jansen
                               Title: Managing Director

                                        SENIOR DEBT PORTFOLIO,

                                        By: Boston Management and
                                              Research, as Investment
                                              Advisor


                                        By: /s/ Scott H. Page
                                            -------------------------------
                                            Name: Scott H. Page
                                            Title: Vice President


                                        VAN KAMPEN AMERICAN CAPITAL PRIME
                                        RATE INCOME TRUST

                                        By: /s/ Van Kampen American Capital
                                            -------------------------------
                                            Name:
                                            Title: